                                                                     Exhibit 1.2

                             ARTICLES OF ASSOCIATION

                                       OF

                           PETROCHINA COMPANY LIMITED

                                                                               .
                                                                               .
                                                                               .

                             ARTICLES OF ASSOCIATION
                          OF PETROCHINA COMPANY LIMITED

Chapter 1  General Provisions..............................................    1
Chapter 2  The Company's Objectives and Scope of Business..................    2
Chapter 3  Shares and Registered Capital...................................    3
Chapter 4  Reduction of Capital and Redemption of Shares...................    6
Chapter 5  Financial Assistance for Acquisition of Shares..................    8
Chapter 6  Share Certificates and Register of Shareholders.................    9
Chapter 7  Shareholders' Rights and Obligations............................   14
Chapter 8  Shareholders' General Meetings..................................   17
Chapter 9  Special Procedures for Voting by a Class of Shareholders........   25
Chapter 10 Board of Directors..............................................   27
Chapter 11 Secretary of the Board of Directors.............................   31
Chapter 12 President.......................................................   32
Chapter 13 Supervisory Committee...........................................   33
Chapter 14 Qualifications and Duties of the Directors, Supervisors,
           President, Senior Vice Presidents, Vice Presidents and Other
           Senior Officers of the Company .................................   35
Chapter 15 Financial and Accounting Systems and Profit Distribution........   42
Chapter 16 Appointment of Auditors.........................................   45
Chapter 17 Insurance.......................................................   49
Chapter 18 Labour and Personnel Management Systems.........................   49
Chapter 19 Trade Unions....................................................   49
Chapter 20 Merger and Division of the Company..............................   49
Chapter 21 Dissolution and Liquidation.....................................   50
Chapter 22 Procedures for Amendment of the Company's Articles of
           Association.....................................................   53
Chapter 23 Dispute Resolution..............................................   54
Chapter 24 Notices ........................................................   55
Chapter 25 Supplementary ..................................................   56

                           ARTICLES OF ASSOCIATION OF

                           PETROCHINA COMPANY LIMITED

        (Approved by Shareholders' Special Resolutions on 3 December 1999
          Amended by Shareholders' Special Resolutions on 10 March 2000
   Amended by Resolutions of the Fifth Meeting of the First Board of Directors
                                 on 30 May 2000
           Amended by Shareholders' Special Resolutions on 8 June 2001
           Amended by Shareholders' Special Resolution on 26 May 2005
   Amended by Resolutions of the Meeting of the Special Board Committee on 31
                                   August 2005
         Amended by Shareholders' Special Resolution on 1 November 2006
   Amended by Resolutions of the Meeting of the Special Board Committee on 17
                                 September 2007
Amended by Shareholders' Special Resolutions at the 2007 annual general meeting on 15 May 2008)

                          CHAPTER 1: GENERAL PROVISIONS

Article 1. The Company is a joint stock limited company established in accordance with the Company Law of the People's Republic of China (the Company Law), Securities Law of the People's Republic of China, State Council's Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Shares (the Special Regulations) and other relevant laws and regulations of the State.

             The Company was established by way of promotion with the approval of the State Economic and Trade Commission of the People's Republic of China on 25 October 1999, as evidenced by approval document Guo Jing Mao Qi Gai [1999] no. 1024 of 1999. It is registered with and has obtained a business licence from the State Administration Bureau of Industry and Commerce on 5 November 1999. The Company's business licence number is: 1000001003252.

             The promoter of the Company is: China National Petroleum
             Corporation.

Article 2.   The Company's registered Chinese name: (Chinese Character)
             The Company's registered English name: PetroChina Company Limited.

Article 3.   The Company's address: 16 Andelu
                                    Dongcheng District
                                    Beijing
                                    China
             Telephone number:      010-84886270
             Facsimile number:      010-84886260
             Postal code:           100011

Article 4. The Company's legal representative is the Chairman of the board of directors of the Company.

Article 5. The Company is a joint stock limited company which has perpetual existence.

             All assets of the Company are divided into shares of equal value. The shareholders shall be liable to the Company to the extent of the shares they subscribed for. The Company shall be liable for its debts to the extent of all of its assets.

Article 6. The Company's Articles of Association shall take effect from the date of establishment of the Company.

             From the date on which the Company's Articles of Association come into effect, the Company's Articles of Association constitute the legally binding document regulating the Company's organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

Article 7. The Company's Articles of Association are binding on the Company and its shareholders, directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company; all of whom may, according to the Company's Articles of Association, assert rights in respect of the affairs of the Company.

             A shareholder may take legal action against the Company pursuant to the Company's Articles of Association, and the Company may take legal action against its shareholders, directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers. A shareholder may also take legal action against another shareholder pursuant to the Company's Articles of Association. A shareholder can take legal action against the directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company pursuant to the Company's Articles of Association.

             The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 8. The Company may invest in other enterprises; however, except as stipulated otherwise by law, it may not become an investor that bears joint liability for the debts of the enterprise in which it invests.

                     CHAPTER 2: THE COMPANY'S OBJECTIVES AND
                                SCOPE OF BUSINESS

Article 9.   The Company's objectives are:

             To comply with the rules of the market; To continue to explore the modes of business operation which are suitable for the Company; To fully utilise every resource of the Company; To place emphasis on the training of its employees and technological development; To provide the society with products which are competitive; To use its best endeavours to maximise its profits.

Article 10.  The Company's scope of business includes:

             Licensed business: the exploration and production of oil and natural gas; the storage and sale of crude oil; the storage and sale of refined oil; the production of dangerous chemicals; the sale of food (including food and beverages, but limited to branches with health permission certificate); the sale of tobacco (but limited to branches with tobacco franchised retailing license). The scope and term of licensed business shall be consistent with and subject to the relevant permission certificate and license.

             General business: the production and sale of refined oil, petrochemical and chemical products; import and export; the construction and operation of oil and natural gas pipelines; the technical development, consultation and service for oil exploration and petrochemistry and related engineering; the sale of materials, equipment and machines necessary for production and construction of oil and gas, petrochemicals and pipelines; the sale of lubricating oil, auto parts, commodities and agricultural materials; and the lease of premises, machines and equipment.

             The Company's scope of business shall be consistent with and subject to the scope of business approved by the authority responsible for the registration of the Company.

             The Company may, according to the demand in the domestic and international markets, the Company's ability to develop, and the requirements of the Company's business, adjust its scope of business in accordance with the laws .

             Subject to and in compliance with laws and administrative regulations of the People's Republic of China ("PRC"), the Company has the power to raise and borrow money, which power including (without limitation) the borrowing of money, the issue of debentures, the pledging or mortgaging of part or whole of the Company's interests and to provide guarantees of various forms for the debts of third parties (including, without limitation, subsidiaries or associated companies of the Company) in all types of circumstances.

                    CHAPTER 3: SHARES AND REGISTERED CAPITAL

Article 11. There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorised by the State Council, the Company may, according to its requirements, create different classes of shares.

             The shares of the Company shall be issued in accordance with the principles of openness, fairness and impartiality. Each share of the same class shall carry the same rights and the same benefits.

             Shares of the same class and the same issue shall be issued on the same terms and at the same price. The price of each share subscribed to by any organisation or individual shall be the same.

Article 12. The shares issued by the Company shall each have a par value of Renminbi one yuan. "Renminbi" means the legal currency of the PRC.

Article 13. Subject to the approval of the securities authority of the State Council, the Company may issue shares to Domestic Investors and Foreign Investors.

             "Foreign Investors" mean those investors who subscribe for the Company's shares and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. "Domestic Investors" mean those investors who subscribe for the Company's shares and who are located within the territory of the PRC.

Article 14. Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares".

             "Foreign currencies" mean the legal tender of countries or regions outside the PRC which are recognized by the foreign exchange authority of the State and which can be used to pay the share price to the Company.

             Domestic-Invested Shares issued by the Company shall be referred to as "A Shares", which are traded on the Shanghai Stock Exchange. Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as "H Shares".
             H Shares are shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Hong Kong Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

             The A Shares of the Company shall be held in central custody at the Shanghai branch of China Securities Depository and Clearing Corporation Limited. The H Shares of the Company shall be held in custody by the authorised depository companies of Hong Kong Securities Clearing Company Limited and may also be held by shareholders in their own names.

Article 15. Following the approval of the approving department authorised by the State Council, the Company has issued a total of 183,020,977,818 ordinary shares, of which 161,922,077,818 Shares are Domestic-Invested Shares, which represents 88.47% of the Company's share capital, and 21,098,900,000 shares are Overseas-Listed Foreign-Invested Shares, which represents 11.53% of the Company's share capital.

Article 16.  Share Capital Movements of the Company:

             The Company issued 160,000,000,000 shares to its promoter upon its incorporation in November 1999, which then represented 100% of the Company's share capital.

             The Company issued 15,824,176,000 H Shares at its initial public offering in April 2000. The promoter sold 1,758,242,000 shares of the Company held by it. The share capital structure of the Company changed to comprising 175,824,176,000 ordinary shares, of which 158,241,758,000 shares, which represented approximately 90% of the Company's share capital, were held by the promoter of the Company, China National Petroleum Corporation; 17,582,418,000 shares, which represented 10% of the Company's share capital, were held by the H shares shareholders.

             The Company placed 3,516,482,000 H shares (including the sale by the promoter of the shares held by it, namely 287,712,182 NSSF shares and 31,968,000 additional H shares sold by the NSSF pursuant to the exercise in full of the managers' option) in September 2005. The share capital structure of the Company changed to comprising 179,020,977,818 ordinary shares, of which 157,922,077,818 common shares, which represented approximately 88.21% of the Company's share capital, were held by the promoter of the Company, China National Petroleum Corporation; 21,098,900,000 shares, which represented approximately 11.79% of the Company's share capital, were held by the H Shares shareholders.

             The Company issued 4,000,000,000 A Shares in October 2007. The share capital structure of the Company changed to 183,020,977,818 ordinary shares, of which 157,922,077,818 shares representing approximately 86.29% of the Company's share capital, are held by the promoter of the Company, China National Petroleum Corporation; 4,000,000,000 shares representing approximately 2.18% of the Company's share capital, are held by the holders of Domestic-Invested Shares; 21,098,900,000 shares representing approximately 11.53% of the Company's share capital, are held by the H Shares shareholders.

Article 17. The Company's board of directors may take all necessary action for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for issuance of the same have been approved by the securities authority of the State Council.

             The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities authority of the State Council.

Article 18. Where the total number of shares stated in the proposal for the issuance of shares include Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares should be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the securities authority of the State Council, be issued in separate branches.

Article 19. The registered capital of the Company shall be RMB183,020,977,818; if the issued shares are redeemed or new shares are issued, the registered capital of the Company shall be adjusted accordingly, and put on file with the companies approving department authorised by the State Council and the securities regulatory authority of the State Council.

Article 20. The Company may, based on its operating and development needs, authorise the increase of its capital pursuant to the Company's Articles of Association.

             The Company may increase its capital in the following ways:

             (1) by public offering of shares;

             (2) by non-public offering of shares;

             (3) by allotting bonus shares to its existing shareholders;

             (4) by converting common reserve fund into share capital;

             (5) by any other means which is stipulated by law and administrative regulation and approved by the securities regulatory authority under the State Council.

             After the Company's increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company's Articles of Association, the issuance thereof should be made in accordance with the procedures set out in the relevant laws and administrative regulations.

Article 21. Unless otherwise stipulated in the relevant laws or administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

             Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares shall be purchased, sold, donated, inherited and charged on in accordance with the Chinese laws and the Company's Articles of Association. The transfer and transmission of the shares shall be registered in accordance with the relevant regulations.

             The Company may not accept its own shares as the subject matter of a pledge.

             The Company has the power to sell the shares of a shareholder who is untraceable, if

             (a) during a period of 12 years at least three times dividends in respect of the shares in question have become payable and no dividend during that period has been claimed; and

             (b) on expiry of the 12 years the issuer gives notice of its intention to sell the shares by way of an advertisement approved by the securities authority of the State Council, and notifies the securities authority of the State Council and other relevant domestic and overseas securities regulatory committee of such intention.

                       CHAPTER 4: REDUCTION OF CAPITAL AND
                              REPURCHASE OF SHARES

Article 22. According to the provisions of the Company's Articles of Association, the Company may reduce its registered capital.

Article 23. The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.

             The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish an announcement in a newspaper within thirty (30) days of the date of such resolution. A creditor has the right within thirty
             (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within forty-five
             (45) days of the date of the announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

             The Company's registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.

Article 24. The Company may, in accordance with the procedures set out in the Company's Articles of Association and with the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

             (1) cancellation of shares for the purposes of reducing its capital;

             (2) merging with another company that holds shares in the Company;

             (3) granting the shares as an incentive to its employees;

             (4) a shareholder who objects to a resolution on the merger or division of the Company adopted at a shareholders' general meeting requests that the Company purchase that shareholder's shares;

             (5) other circumstances permitted by laws and administrative regulations.

             Except for the above circumstances, the Company shall not trade in its own shares.

Article 25. The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:

             (1) by making a general offer for the repurchase of shares to all its shareholders on a pro rata basis;

             (2) by repurchasing shares through public dealing on a stock exchange;

             (3) by repurchasing shares outside of the stock exchange by means of an off-market agreement;

             (4) any other methods which is accepted by the securities regulatory authority under the State Council.

Article 26. The Company must obtain the prior approval of the shareholders in a general meeting (in the manner stipulated in the Company's Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), release, vary or waive its rights under an agreement which has been so entered into.

             An agreement for the repurchase shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

             The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 27. The repurchase by the Company of its own shares for a reason specified in Items (1) to (3) of Article 24 of the Company's Articles of Association shall be approved by a resolution of shareholders at a general meeting.

             If the Company repurchases its shares pursuant to Item (1) of
             Article 24, it shall cancel such shares within ten (10) days of the date of such repurchase. If the Company repurchases its shares pursuant to Item (2) or Item (4) of Article 24, it shall transfer or cancel such shares within six (6) months.

             The number of the Company's shares repurchased by the Company pursuant to Item (3) of Article 24 shall not exceed five per cent (5%) of the total issued shares of the Company, and the funds used for such repurchase shall be paid out of the Company's after-tax profits. The shares so repurchased shall be transferred to employees within one (1) year.

             The aggregate par value of the cancelled shares shall be deducted from the Company's registered capital Provided that if the accounting treatment on repurchase of shares of the Company in accordance with applicable accounting principles and standards provides otherwise, such accounting treatment shall be adopted.

Article 28. Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its issued shares:

             (1) where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a new issue of shares made for that purpose;

             (2) where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

                  (i) if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

                  (ii) if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company's capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

             (3) the Company shall make the following payments out of the Company's distributable profits:

                  (i) payment for the acquisition of the right to repurchase its own shares;

                  (ii) payment for variation of any contract for the repurchase of its shares;

                  (iii) payment for the release of its obligation(s) under any contract for the repurchase of shares;

             (4) after the Company's registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company's capital common reserve fund account.

                       CHAPTER 5: FINANCIAL ASSISTANCE FOR
                              ACQUISITION OF SHARES

Article 29. The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company (the "Obligor").

             The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

             This Article shall not apply to the circumstances specified in
             Article 31 of this Chapter.

Article 30. For the purposes of this Chapter, "financial assistance" includes (without limitation) the following:

             (1) gift;

             (2) guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company's own default) or release or waiver of any rights;

             (3) provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or agreement;

             (4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

             For the purposes of this Chapter, "assumption of obligations" includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

Article 31. The following actions shall not be deemed to be activities prohibited by Article 29 of this Chapter:

             (1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

             (2) the lawful distribution of the Company's assets by way of dividend;

             (3) the allotment of bonus shares as dividends;

             (4) a reduction of registered capital, a repurchase of shares of the Company or a reorganisation of the share capital structure of the Company effected in accordance with the Company's Articles of Association;

             (5) the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

             (6) contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

                        CHAPTER 6: SHARE CERTIFICATES AND
                            REGISTER OF SHAREHOLDERS

Article 32.  Share certificates of the Company shall be in registered form.

             The share certificate of the Company shall, aside from matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company's shares are listed.

Article 33. Share certificates of the Company shall be signed by the Chairman of the Company's board of directors. Where the stock exchange(s) on which the Company's shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed or imprinted with the seal of the Company. The share certificate shall only be sealed with the Company's seal under the authorisation of the board of directors. The signatures of the Chairman of the board of directors or other senior officer(s) of the Company may be printed in mechanical form.

Article 34. The Company shall keep a register of shareholders which shall contain the following particulars:

             (1) the name (title) and address (residence), the occupation or nature of each shareholder;

             (2) the class and quantity of shares held by each shareholder;

             (3) the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;

             (4) the share certificate number(s) of the shares held by each shareholder;

             (5) the date on which each person was entered in the register as a shareholder;

             (6) the date on which any shareholder ceased to be a shareholder.

             Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

Article 35. The Company may, in accordance with the mutual understanding and agreements made between the securities authority of the State Council and overseas securities regulatory organisations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

             A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares at all times.

             If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original shall prevail.

Article 36. The Company shall have a complete register of shareholders which shall comprise the following parts:

             (1) the register of shareholders which is maintained at the Company's residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);

             (2) the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

             (3) the register of shareholders which are maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company's shares.

Article 37. Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

             Amendments or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

Article 38. All Overseas-Listed Foreign-Invested Shares shall be transferred by instrument in writing in any usual or common form or any other form which the directors may approve. The instrument of transfer of any share may be executed by hand without seal. If the shareholder is a recognised clearing house or its nominee defined by the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), the share transfer form may be executed by hand or in mechanically-printed form.

             All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid-up may be freely transferred in accordance with the Company's Articles of Association. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognize any instrument of transfer and would not need to provide any reason therefor:

             (1) a fee of HK$2.50 per instrument of transfer or such higher amount as the board of directors may from time to time require but not exceeding than the amount agreed from time to time by the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited has been paid to the Company for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

             (2) the instrument of transfer only relates to Foreign-Listed Foreign-Invested Shares listed in Hong Kong;

             (3) the stamp duty which is chargeable on the instrument of transfer has already been paid;

             (4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;

             (5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);

             (6) the Company does not have any lien on the relevant shares.

             If the Company refuses to register any transfer of shares, the Company shall within two (2) months of formal application for the transfer provide the transferor and transferee with a notice of refusal to register such transfer.

Article 39. No change may be made in the H Share register of shareholders as a result of a transfer of shares within thirty (30) days prior to the date of a shareholders' general meeting or within five (5) days before the record date for the Company's distribution of dividends. Changes in the A Share register of shareholders shall comply with applicable PRC laws and regulations.

Article 40. When the Company convenes a shareholders' meeting, distributes dividends, is liquidated or undertakes any other acts which requires determination of rights attaching to shares in the Company, the board of directors or the convener of the shareholders' meeting shall decide on a date for the registration of rights attaching to shares in the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such registration date.

Article 41. Any person aggrieved and claiming to be entitled to have his name (title) entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 42. Any person who is a registered shareholder or who requests his name be entered in the register of shareholders in respect of shares in the Company may, if his share certificate (the "original certificate") relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the "Relevant Shares").

             Application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 144 of the Company Law.

             Application by a holder of Overseas-Listed Foreign Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

             The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

             (1) The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

             (2) The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

             (3) The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

             (4) The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be displayed in the premises of the stock exchange for a period of ninety (90) days.

             In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

             (5) If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company has not have received any objections from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

             (6) Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

             (7) All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant therefor.

Article 43. Where the Company issues a replacement share certificate pursuant to the Company's Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.

Article 44. The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.

Article 45. Shares held by the promoter of the Company may not be transferred within one (1) year of the date of incorporation of the Company. Shares issued by the Company prior to the public offering of its shares may not be transferred within one (1) year of the date of listing of its shares on a stock exchange.

             The directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company shall declare to the Company the shares in the Company held by him/her and any change thereof, and during his/her term of office may not in each year transfer more than twenty-five per cent (25%) of the shares in the Company held by him/her. The shares held by the aforementioned person may not be transferred within one (1) year of the date of listing of the Company's shares. The aforementioned person may not transfer the shares in the Company held by him/her within six (6) months after he/she leaves office, except for changes in his/her shares as a result of judicial enforcement, succession, bequest, or legal partition of property.

             Where a director, supervisor, president, senior vice president, vice president, chief financial officer and other senior officer of the Company holds not more than one thousand (1,000) shares of the Company, he/she may transfer all of the shares at a time and shall not be subject to the limitation on transfer percentage specified in the preceding paragraph.

Article 46. If a director, supervisor, president, senior vice president, vice president, chief financial officer and other senior officer of the Company, or the shareholder of Domestic-Invested Shares who holds more than five per cent (5%) of the shares of the Company, sells his shares in the Company within six (6) months of acquiring the same, or buys within six (6) months of selling his shares in the Company, the gains arisen therefrom shall belong to the Company and the board of directors of the Company shall recover such gains from him/her/it and make timely disclosure of the relevant circumstances. However, a securities company that acquires more than five per cent (5%) of the shares in the Company as a result of its underwriting commitment to purchase unsold shares shall not be subject to the six (6) month time limit when selling such shares.

             If the board of directors of the Company fails to act in accordance with the preceding paragraph, shareholders shall have the right to demand that the board of directors act accordingly within thirty
             (30) days. If the board of directors of the Company fails to act within the said time period, shareholders shall have the right, in the interests of the Company, to directly initiate proceedings in the court in their own name.

             If the board of directors of the Company fails to act in accordance with the first paragraph of this Article, the responsible directors shall be jointly liable according to law.

                       CHAPTER 7: SHAREHOLDERS' RIGHTS AND
                                   OBLIGATIONS

Article 47. A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders. A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

             In the case of the joint shareholders, if one of the joint shareholders is deceased, only the other existing shareholders of the joint shareholders shall be deemed as the persons who have the ownership of the relevant shares. But the board of directors has the power to require them to provide a certificate of death as necessary for the purpose of modifying the register of shareholders, or any of the joint shareholders of the shares, only the joint shareholders ranking first in the register of shareholders have the right to accept certificates of the relevant shares, receive notices of the Company, attend and vote at shareholders' general meetings of the Company. Any notice which is delivered to the shareholder shall be considered as all the joint shareholders of the relevant shares who have been delivered.

Article 48. The ordinary shareholders of the Company shall enjoy the following rights:

             (1) the right to receive dividends and other distributions in proportion to the number of shares held;

             (2) the right to request, convene, preside over, attend or appoint a proxy to attend shareholders' general meetings and to vote thereat in accordance with laws;

             (3) the right of supervisory management over the Company's business operations and the right to present proposals or to raise queries;

             (4) the right to transfer, donate or pledge shares in accordance with laws, administrative regulations and provisions of the Company's Articles of Association;

             (5) the right to obtain relevant information in accordance with the provisions of the Company's Articles of Association, including:

                  (i) the right to obtain a copy of the Company's Articles of Association, subject to payment of costs;

                  (ii) the right to inspect and copy, subject to payment of a reasonable fee:

                       (a)  all parts of the register of shareholders;

                       (b) personal particulars of each of the Company's directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers, including:

                            (aa) present and former name and alias;

                            (bb) principal address (place of residence);

                            (cc) nationality;

                            (dd) primary and all other part-time occupations and
                                 duties;

                            (ee) identification documents and the numbers
                                 thereof.

                       (c)  financial report;

                       (d)  report on the status of the Company's share capital;

                       (e) reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

                       (f) special resolutions passed at the shareholders meeting;

                       (g) a copy of the latest annual return filed with the Administration for Industry and Commence or other competent PRC authority;

                       (h)  minutes of shareholders' general meetings;

                       (i) counterfoil of corporate bonds, resolutions of the meetings of the board of directors and resolutions of the meetings of the supervisory committee;

             (6) in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

             (7) the right to request the Company to purchase the shares held by that shareholder if such shareholder objects to a resolution of the shareholders' general meeting on the merger or division of the Company;

             (8) other rights conferred by laws, administrative regulations and the Company's Articles of Association.

             The Company shall make available the above mentioned documents at its Hong Kong representative office for inspection by the shareholders and in respect of the documents mentioned in sub-section (5)(ii)(a),(c)-(g) above, by the public.

Article 49. A shareholder requesting for inspection of information or access to materials referred to in the preceding Article shall produce to the Company written documents evidencing the class and number of shares that the shareholder holds. The Company shall provide such information and materials as requested by the shareholder after confirming the identity of the shareholder.

Article 50. If the content of a resolution of a shareholders' general meeting or the board of directors violates any laws or administrative regulations, a shareholder has the right to file a petition with the court to invalidate the resolution.

             If the procedure for convening or the method of voting at a shareholders' general meeting or a meeting of the board of directors violates any laws, administrative regulations or the Company's Articles of Association, or if the contents of a resolution breaches the Company's Articles of Association, a shareholder may file a petition with the court to revoke the resolution within sixty (60) days from the date on which the resolution was passed.

Article 51. If a director, president, senior vice president, vice president, chief financial officer or any other senior officer has violated any laws, administrative regulations or the Company's Articles of Association in the course of performing his or her duties to the Company, and thereby caused the Company to incur a loss, a shareholder or shareholders who individually or jointly hold more than one per cent (1%) of the Company's shares for more than one hundred and eighty (180) consecutive days may request in writing the supervisory committee to initiate proceedings in the court. If the supervisory committee has violated the laws, administrative regulations or the Articles of Association in the course of performing its duties to the Company, and thereby caused the Company to incur a loss, shareholder(s) may request in writing the board of directors to initiate proceedings in the court in respect thereof.

             If the supervisory committee or the board of directors refuse to initiate proceedings after receipt of a written request from the shareholder(s) as mentioned in the preceding paragraph, or fails to initiate proceedings within thirty (30) days of the date of receipt of the request, or under urgent circumstances where failure to promptly would cause possibly irreparable harm to the Company's interests, the shareholders mentioned in the preceding paragraph are entitled to directly initiate proceedings in the court in their own name in the interests of the Company.

             If any third party infringes the lawful rights of the Company and has caused a loss to the Company, the shareholders mentioned in the first paragraph of this Article may initiate proceedings in the court according to the provisions of the two preceding paragraphs.

Article 52. If a director, president, senior vice president, vice president, chief financial officer and other senior officer violate laws, administrative regulations or the Company's Articles of Association and prejudices the interests of the shareholders of the Company, the shareholders may initiate proceedings in the court in respect thereof.

Article 53. The ordinary shareholders of the Company shall assume the following obligations:

             (1) to comply with the Company's Articles of Association;

             (2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

             (3) not to withdraw his share capital unless required by laws or administrative regulations;

             (4) not to abuse their shareholders' rights to harm the Company's or other shareholders' interests; not to abuse the Company's legal person status or his limited liability as a shareholder to harm the interests of the Company's creditors. If a shareholder abuses its shareholder rights and causes a loss to the Company or other shareholders, he shall be held liable for damages in accordance with the law. If a shareholder abuses the Company's legal person status or his limited liability as a shareholder to evade and repudiate debts, thereby seriously harming the interests of the Company's creditors, he shall bear joint and several liability for the debts of the Company;

             (5) other obligations imposed by laws, administrative regulations and the Company's Articles of Association.

             Shareholders shall not bear any liability for further contribution to share capital other than the conditions agreed to by the subscribers of the relevant shares on subscription.

Article 54. In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which the Company's shares are listed, a controlling shareholder (as such term is defined in the following Article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

             (1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

             (2) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company's assets in any way, including (without limitation) opportunities which are beneficial to the Company;

             (3) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) rights to distributions and voting rights (save in a company restructuring which has been approved by the shareholders in a general meeting in accordance with the Company's Articles of Association).

Article 55. For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

             (1) a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;

             (2) a person who, acting alone or in concert with others, has the power to exercise or to control the exercise of 30 % or more of the voting rights in the Company;

             (3) a person who, acting alone or in concert with others, holds 30 % or more of the issued and outstanding shares of the Company;

             (4) a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

Article 56. Any shareholder who holds more than five per cent (5%) of the voting Domestic-Invested Shares of the Company pledges the shares he holds shall report in writing to the Company on the date on which the pledge happens. Any pledge of H Shares shall be made in accordance with applicable Hong Kong laws, stock exchange rules and other relevant regulations.

Article 57. The controlling shareholder and the de facto controller of the Company shall not take advantage of his affiliated relationship to harm the interests of the Company, and shall be held liable for damages if he causes a loss to the Company in violation of the preceding provisions.

             The controlling shareholder and the de facto controller of the Company shall bear the fiduciary duty to the Company and the shareholders who hold the shares issued to the public. The controlling shareholder shall exercise his rights as an investor strictly according to laws. It shall not harm the lawful rights of the Company and the shareholders of shares issued to the public by way of profit distribution, assets restructuring, investment in any third party, engrossing funds, loan security or any other ways. The controlling shareholder shall not harm the interests of the Company or the shareholders of shares issued to the public by taking advantage of his controlling status.

                        CHAPTER 8: SHAREHOLDERS' GENERAL
                                    MEETINGS

Article 58. The shareholders' general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

Article 59. The shareholders' general meeting shall have the following functions and powers:

             (1) to decide on the Company's operational policies and investment plans;

             (2) to elect and replace directors and to decide on matters relating to the remuneration of directors;

             (3) to elect and replace supervisors who represent the shareholders and to decide on matters relating to the remuneration of supervisors;

             (4) to examine and approve the board of directors' reports;

             (5) to examine and approve the supervisory committee's reports;

             (6) to examine and approve the Company's proposed annual financial budget and final accounts;

             (7) to examine and approve the Company's annual profit distribution plans and loss recovery plans;

             (8) to decide on the increase or reduction of the Company's registered capital;

             (9) to decide on matters such as merger, division, dissolution, liquidation of the Company, or changes in the form of the Company;

             (10) to decide on the issue of debentures by the Company;

             (11) to decide on the appointment, dismissal or non-reappointment of the accountants of the Company;

             (12) to amend the Company's Articles of Association;

             (13) to consider motions raised by shareholders who represent three per cent (3 %) or more of the total number of voting shares of the Company;

             (14) to examine and approve the security-related matters that are subject to the approval of shareholders in general meetings according to laws, administrative regulations or the Company's Articles of Association;

             (15) to examine the matters of purchase and/or sale by the Company within one year of significant assets exceeding thirty per cent (30%) of the latest audited total assets of the Company;

             (16) to examine and approve the change of the use of the raised funds;

             (17) to examine stock incentive plans;

             (18) to decide on other matters which, according to laws, administrative regulations or the Company's Articles of Association, need to be approved by shareholders in general meetings.

             The shareholders in a general meeting may authorise the board of directors to carry out matters on their behalf or which they may sub-delegate to the board of directors. Such authorization shall be clear and specific. An ordinary resolution of the shareholders' general meeting must be passed by affirmative votes representing at least fifty per cent (50%) of the voting rights represented by the shareholders (including shareholders' proxies) present at the meeting. A special resolution of shareholders' general meeting must be passed by affirmative votes representing at least two-thirds of the voting rights represented by the shareholders (including shareholders' proxies) present at the meeting.

Article 60. The Company's following activities of providing security for a third party shall be examined and approved by the shareholders' general meeting.

             (1) Any security provided after the total amount secured by the Company and its controlled subsidiaries for third parties reaches or exceeds fifty per cent (50%) of the latest audited net assets of the Company;

             (2) Any security provided after the total amount secured by the Company for third parties reaches or exceeds thirty per cent (30%) of the latest audited total assets of the Company;

             (3) Any security provided for the beneficiary whose debt to asset ratio exceeds seventy per cent (70%);

             (4) Any secured amount of one single security which exceeds ten per cent (10%) of the latest audited net assets;

             (5) Any security provided for a shareholder, de facto controller and their affiliated parties.

Article 61. The Company shall not, without the prior approval of shareholders' special resolutions in a general meeting, enter into any contract with any person (other than a director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer) whereby the Company delegates such person to the management and administration of the whole or any substantial part of the Company's business.

Article 62. Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders' general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year. The shareholders' general meetings shall be held at a meeting place in the form of on site meeting. The Company may use the network or any other means for its shareholders to conveniently participate in the shareholders' general meetings. The shareholders that participate the shareholders' general meeting by any aforesaid means shall be regarded as having attended the meeting.

             The board of directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

             (1) where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Company's Articles of Association;

             (2) where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

             (3) where shareholder(s) who individually or jointly holds 10 % or more of the Company's issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;

             (4) whenever the board of directors deems necessary or the supervisory committee so requests;

             (5) other circumstances specified in laws, administrative regulations, departmental regulations or the Company's Articles of Association.

Article 63. When the Company convenes a shareholders' general meeting, written notice of the meeting shall be given forty-five (45) days before the date of the meeting to notify all of the shareholders whose names appear in the share register of the matters to be considered and the date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting twenty (20) days before the date of the meeting.

Article 64. When the Company convenes a shareholders' annual general meeting, shareholder(s) holding 3% or more of the total voting shares of the Company shall have the right to propose interim motions in writing to the convener ten (10) days prior to the date of such meeting. Within two (2) days upon receipt thereof the convener shall issue a supplemental notice of the shareholders' general meeting to announce the content of such interim motions.

             The content of the motions mentioned in the preceding paragraph shall fall within the functions and powers of the shareholders' general meeting, shall contain clear subjects for discussion and specific matters to be resolved and shall comply with relevant provisions of the laws, administrative regulations and the Company's Articles of Association.

Article 65. The Company shall, based on the written replies which it receives from the shareholders twenty (20) days before the date of the shareholders' general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amount to more than one-half of the Company's total voting shares, the Company may hold the meeting; if not, then the Company shall, within five (5) days, notify the shareholders by way of public announcement the matters to be considered at, and the place and date for, the meeting. The Company may then hold the meeting after publication of such announcement.

             A shareholders' extraordinary general meeting shall not decide on any matter not stated in the notice for the meeting.

Article 66. A notice of a meeting of the shareholders of the Company shall satisfy the following criteria:

             (1) be in writing;

             (2) specify the methods of conversion, place, date and time of the meeting;

             (3) state the matters to be discussed at the meeting;

             (4) provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise its share capital or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

             (5) contain a disclosure of the nature and extent of the material interests (if any) of any director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer in the proposed transaction and explain the effect which the proposed transaction will have on them in their capacity as shareholders provided that it is different from the effect on other shareholders of the same class;

             (6) contain the full text of any special resolution to be proposed at the meeting;

             (7) contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf and that a proxy need not be a shareholder;

             (8) specify the time and place for lodging proxy forms for the relevant meeting;

             (9) the registration date for the shareholders entitled to attend the meeting;

             (10) name and telephone number of the standing contact person of the meeting.

Article 67. Notice of shareholders' general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meetings), by personal delivery or prepaid mail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may also be issued by way of public announcement.

             The public announcement referred to in the preceding paragraph shall be published in media designated by the securities authority of the State Council within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders' general meeting. Such public announcement shall be published in Chinese and English in accordance with Article 198.

Article 68. The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive such notice shall not invalidate the meeting and the resolutions adopted thereat.

Article 69. Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorisation from that shareholder:

             (1) the shareholders' right to speak at the meeting;

             (2) the right to demand or join in demanding a poll;

             (3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

             If the shareholder is a recognized clearing house defined by the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong
             Kong), such shareholder is entitled to appoint one or more persons as his proxies to attend on his behalf at a general meeting or at any class meeting; but, if one or more persons have such authority, the letter of authorization shall contain the number and class of the shares with respect to each of such authorized persons. Such person can exercise the right on behalf of the recognized clearing house (or its attorney) as if he is an individual shareholder of the Company.

Article 70. The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing, or if the appointor is a legal entity, either under seal or under the hand of a director or a duly authorised attorney. The letter of authorization shall contain the number of the shares to be represented by the attorney. If several persons are authorized as the attorneys of the shareholder, the letter of authorization shall specify the number of the shares to be represented by each attorney.

Article 71. The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy proposes to vote or the time appointed for the passing of the resolution.

             If the appointor is a legal person, its legal representative or such person as is authorised by resolution of its board of directors or other governing body may attend any meeting of shareholders of the Company as a representative of the appointor.

Article 72. Any form issued to a shareholder by the Company's board of directors for use by such shareholder for the appointment of a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.

             The Company has the right to request a proxy who attends a shareholders' meeting to provide evidence of his or its identity.

             If a shareholder which is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to produce evidence of his identity and a notarially certified copy of the resolutions of such shareholder's board of directors in respect of the appointment of the proxy or the power of attorney executed by such other organisation which has the capacity to appoint the proxy.

Article 73. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant meeting.

Article 74. Resolutions of shareholders' general meetings shall be divided into ordinary resolutions and special resolutions.

             An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

             A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 75. A shareholder (including a proxy), when voting at a shareholders' general meeting, may exercise such voting rights as are attached to the voting shares which he represents. Each share shall have one
             (1) vote.

             No voting rights shall be attached to the Company's shares held by the Company, and such shares shall be excluded for the purpose of calculating the total number of voting shares held by the shareholders present at the shareholders' general meeting.

             Where any shareholder, under the listing rules, is required to abstain from voting on any particular resolution or restricted to vote only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

Article 76. At any shareholders' general meeting, a resolution shall be decided on a show of hands unless voting by way of a poll is required under the listing rules or demanded by the following persons before or after any vote by a show of hands:

             (1) the chairman of the meeting;

             (2) at least two (2) shareholders present in person or by proxy entitled to vote thereat;

             (3) one (1) or more shareholders present in person or by proxy who represent(s), individually or in aggregate, 10 % or more of all shares carrying the right to vote at the meeting.

             Unless voting by way of a poll is required under the listing rules or demanded by the persons, the chairman may declare that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

             The demand for a poll may be withdrawn by the person who demands the same.

Article 77. A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 78. On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes need not cast all his votes in the same way.

Article 79. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be have a casting vote.

Article 80. The following matters shall be resolved by an ordinary resolution at a shareholders' general meeting:

             (1) work reports of the board of directors and the supervisory committee;

             (2) annual profit distribution plans and loss recovery plans formulated by the board of directors;

             (3) appointment or removal of members of the board of directors and members of the supervisory committee, their remuneration and manner of payment;

             (4) annual budgets and final accounts, balance sheets and profit and loss accounts and other financial statements of the Company;

             (5) matters other than those which are required by the laws, administrative regulations or the Company's Articles of Association to be adopted by special resolution.

Article 81. The following matters shall be resolved by a special resolution at a shareholders' general meeting:

             (1) increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

             (2) issue of debentures of the Company;

             (3) division, merger, dissolution and liquidation of the Company;

             (4) amendment of the Company's Articles of Association;

             (5) acquisition or disposal of major assets in one year or provision of securities for third parties which exceeds thirty per cent (30%) of the latest audited total assets of the Company;

             (6) stock incentive plans;

             (7) any other matters considered by the shareholders in general meeting, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by a special resolution in accordance with the laws, administrative regulations and the Company's Articles of Association.

Article 82. Where any shareholders request for the convention of an extraordinary general meeting or a class meeting the following procedures shall be followed:

             Shareholders who individually or in aggregate hold not less than ten per cent (10%) of the Company's shares with voting right shall have the right to request in writing the board of directors to convene an extraordinary general meeting or a class meeting. The board of directors shall, according to the laws, administrative regulations and the Company's Articles of Association, give written feedback of consenting to or refusing the convening of such extraordinary shareholders' general meeting within ten (10) days after it has received the request.

             If the board of directors consents to convene an extraordinary general meeting or a class meeting, it shall give notice for such shareholders' general meeting within 5 days after it has so resolved. The consent of the concerned shareholders shall be obtained if any change is to be made to the request in the notice.

             If the board of directors refuses to convene an extraordinary general meeting or a class meeting, or it fails to give any feedback within ten (10) days after it has received the request, the shareholders who individually or in aggregate hold more than ten per cent (10%) of the Company's shares shall have the right to request in writing the supervisory committee to convene the extraordinary shareholders' general meeting.

             If the supervisory committee consents to convene the extraordinary shareholders' general meeting or the class meeting, it shall give the notice for such shareholders' general meeting within five (5) days after it has received the request. The consent of the concerned shareholders shall be obtained if any change is to be made to the request in the notice.

             If the supervisory committee fails to give notice of convening the shareholders' general meeting within the provided time limit, the supervisory committee shall be deemed to have failed to convene and preside the shareholders' general meeting, and the shareholders who individually or in aggregate hold not less than ten per cent (10%) of the Company's shares for more than ninety (90) days continuously may at their own discretion convene and preside such a meeting.

             Any reasonable expenses incurred by the shareholders concerned by reason of failure by the board of directors to duly convene a meeting shall be repaid to shareholders concerned by the Company and any sum so repaid shall be set-off against sums owed by the Company to the defaulting directors.

Article 83. The chairman of the board of directors shall preside over the shareholders' general meetings. When the chairman is unable or fails to perform his duties, the vice-chairman shall preside over the meetings. When the vice-chairman is unable or fails to perform his duties, the director jointly selected by a majority of the directors shall preside over the meeting.

             The chairman of the supervisory committee shall preside over the shareholders' general meeting convened by the supervisory committee. When the chairman of the supervisory committee is unable or fails to perform his duties, the supervisor jointly selected by a majority of the supervisors shall preside over the meeting.

             The shareholders' general meeting convened by shareholders shall be presided over by the representative selected by the convener.

             If the shareholders' general meeting can not proceed due to violation of the rules of procedures by the chairman during the meeting, another person selected by the majority of the shareholders with voting rights and present at the meeting may preside over the meeting, and then the meeting shall proceed.

Article 84. The chairman of the meeting shall be responsible for determining whether a resolution has been passed. His decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minute book.

Article 85. If the chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders' meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 86. If votes are counted at a shareholders' general meeting, the result of the count shall be recorded in the minute book.

             The meeting minutes shall be in the charge of the secretary to the board of directors. The chairman of the meeting, the directors, supervisors, secretary to the board of directors, conveners or their representatives shall sign on the meeting minutes. The minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's place of residence for at least ten (10) years.

Article 87. The minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's place of residence.

Article 88. Copies of the minutes of any shareholders' meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.

Article 89. The resolution of shareholders' general meeting shall be announced timely. The announcement shall set forth the following: the number of shareholders and proxies present at the meeting, the total number of voting shares held by attending shareholders (and proxies) and its proportion to the total voting shares of the Company, voting methods, voting outcome of each motion and the details of each resolution adopted.

Article 90. If a motion is not passed or a resolution adopted at the previous shareholders' general meetings is changed at the current shareholders' general meeting, a specific explanation shall be made in the announcement of the resolution of the shareholders' general meeting.

                    CHAPTER 9: SPECIAL PROCEDURES FOR VOTING
                           BY A CLASS OF SHAREHOLDERS

Article 91. Those shareholders who hold different classes of shares are class shareholders.

             Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Company's Articles of Association.

Article 92. Rights conferred on any class of shareholders ("class rights") may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting and by the class shareholders affected at a separate meeting conducted in accordance with Articles 93 to 97.

Article 93. The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:

             (1) to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting right or right to dividends or privileges equal or superior to those of shares of that class;

             (2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

             (3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

             (4) to reduce or remove preferential rights attached to shares of that class to receive dividends or the distribution of assets in the event that the Company is liquidated;

             (5) to add, remove or reduce share conversion rights, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

             (6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

             (7) to create a new class of shares having voting right, right to dividends or other privileges equal or superior to those of the shares of that class;

             (8) to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

             (9) to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

             (10) to increase the rights or privileges of shares of another class;

             (11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

             (12) to vary or abrogate any provision of this Chapter.

Article 94. Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders' general meetings, have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 93, but interested shareholder(s) shall not be entitled to vote at such class meetings.

             "(An) interested shareholder(s)", as such term is used in the preceding paragraph, means:

             (1) in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 25, a "controlling shareholder" within the meaning of Article 55;

             (2) in the case of a repurchase of shares by an off-market agreement pursuant to Article 25, a holder of the shares to which the proposed agreement relates;

             (3) in the case of a restructuring of the Company, a shareholder who assumes a lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the other shareholders of that class.

Article 95. Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 94, are entitled to vote thereat.

Article 96. Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

             If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

Article 97. Notice of class meetings need only be served on shareholders entitled to vote thereat.

             Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders' general meetings. The provisions of the Company's Articles of Association relating to the manner for convening shareholders' general meetings are also applicable to class meetings.

Article 98. Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

             The special procedures for approval by a class of shareholders shall not apply in the following circumstances:

             (1) where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

             (2) where the Company's plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities authority of the State Council.

                         CHAPTER 10: BOARD OF DIRECTORS

Article 99. The Company shall have a board of directors. The board of directors shall consist of eleven (11) to fifteen (15) directors. The board of directors shall have one (1) Chairman and one (1) to two (2) Vice-chairman. At least one third of the board directors should be independent (non-executive) directors which should include at least one (1) accounting professional.

Article 100. Directors shall be elected at the shareholders' general meeting each for a term of not more than three (3) years. At the expiry of a director's term, the term is renewable upon re-election.

             The period for lodgement of notices in writing to the Company of the intention to propose a person for election as a director and of such person's consent to be elected shall be at least seven (7) days and which shall commence no earlier than the day after the despatch of the notice of the shareholders' general meeting to be convened to consider such election and shall end no later than seven (7) days prior to the date of such general meeting.

             The Chairman and the Vice-chairman shall be elected and removed by more than one-half of all of the members of the board of directors.

             The term of service of a director shall commence from the date on which he takes his position to the expiration of the session of the board of directors he serves. If no re-election is timely carried out upon the expiration of a director's term of service, the incumbent director shall perform his duties as director in accordance with laws, administrative regulations, department rules and the Company's Articles of Association until a substitute director is elected and takes his position

             President, senior vice presidents, vice presidents, chief financial officer or other senior officers may concurrently serve as a director, provided that the aggregate number of such directors shall not exceed one half of all the directors of the Company.

             Subject to compliance with all relevant laws and administrative regulations, the shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office. However, the director's right to claim for damages which arises out from his removal shall not be affected thereby.

             The Directors shall not be required to hold qualifying shares.

Article 101. The board of directors is accountable to the shareholders' general meeting and exercises the following functions and powers:

             (1) to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders in general meetings;

             (2) to implement the resolutions passed by the shareholders in general meetings;

             (3) to determine the Company's business plans and investment proposals;

             (4) to formulate the Company's annual final financial budgets and final accounts;

             (5) to formulate the Company's profit distribution proposal and loss recovery proposal;

             (6) to formulate proposals for the increase or reduction of the Company's registered capital and for the issuance of the Company's debentures or other securities as well as listing of shares of the Company;

             (7) to draw up plans for the acquisition of the Company's stocks, merger, division , dissolution as well as change of corporate forms of the Company;

             (8) to decide on the Company's internal management structure;

             (9) to appoint or remove the Company's president and to appoint or remove the senior vice presidents, vice presidents, financial controller(s) and other senior officers and to decide on their remuneration;

             (10) to formulate the Company's basic management system;

             (11) to formulate proposals for any amendment of the Company's Articles of Association;

             (12) to manage the disclosure of information of the Company;

             (13) to exercise any other powers conferred by the shareholders in general meetings.

             Other than the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative votes of more than two-thirds of all the directors, the board of directors' resolutions in respect of all other matters may be passed by the affirmative votes of a simple majority of the directors.

Article 102. In the absence of relevant provisions in the Company's Articles of
             Association or without the legitimate authorization of the board of directors, a director shall not act personally on behalf of the Company or the board of directors. When a director is acting personally and a third party may reasonably deem that he is acting on behalf of the Company or the board of directors, the director shall clarify his position and status in advance.

Article 103. The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the expected value of the proposed disposition and the total amount of all the dispositions of fixed assets of the Company that have been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds thirty-three per cent. (33%) f the value of the Company's fixed assets as shown in the latest balance sheet which was tabled at a shareholders' general meeting.

             For the purposes of this Article, "disposition" includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

             The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 104. Unless otherwise provided by applicable laws, regulations and/or relevant listing rules, the board of directors shall have the authority to decide on investment or acquisition projects not exceeding twenty-five per cent (25%) of the latest audited total assets of the Company.

Article 105. The Chairman of the board of directors shall exercise the following powers:

             (1) to preside over shareholders' general meetings and to convene and preside over meetings of the board of directors;

             (2) to check on the implementation of resolutions passed by the board of directors at directors' meetings;

             (3) to sign the securities certificates issued by the Company;

             (4) to exercise other powers conferred by the board of directors.

             When the Chairman is unable to exercise his powers, such powers shall be exercised by the Vice-chairman who has been designated by the Chairman to exercise such powers on his behalf.

Article 106. Meetings of the board of directors shall be held at least four times every year and shall be convened by the Chairman of the board of directors. Where there is an urgent matter, an extraordinary meeting of the board of directors may be held if it is so requested by more than one-third of the directors, the

             Chairman of the board of directors, shareholders representing ten per cent (10%) or more of the voting rights, the supervisory committee or the Company's president.

Article 107. Notice of meetings and extraordinary meetings of the board of directors shall be delivered in person, by facsimile, by electronic means, by express delivery service or by registered mail. The time limit for the delivery of notice of meetings and extraordinary meetings of the board of directors shall be at least fourteen (14) days and ten (10) days respectively before the meetings. Where the circumstance is urgent and it is necessary to hold an extraordinary meeting of the board of directors as soon as possible, the notice on the meeting can be circulated at any time by phone or any other verbal means, but the convener shall make explanations at the meeting.

             A notice for a meeting of the board of directors shall set out the followings:

             (1) time and venue of the meeting;

             (2) duration of the meeting;

             (3) reasons and agenda;

             (4) the delivery date of the notice.

Article 108. Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

Article 109. Any regular or extraordinary meeting of the board of directors may be held by way of telephone conferencing or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other. All such directors shall be deemed to be present in person at the meeting.

Article 110. Meetings of the board of directors shall be held only if more than half of the directors (including any alternate director appointed pursuant to Article 111 of the Company's Articles of Association) are present.

             Each director shall have one (1) vote. Unless otherwise provided for in the Company's Articles of Association, a resolution of the board of directors must be passed by more than half of all of the directors of the Company. A resolution of the board of directors relating to connected transactions shall be signed by independent (non-executive) directors before coming into effect.

             Where there is an equality of votes cast both for and against a resolution, the Chairman of the board of directors shall have a casting vote.

             A director shall not vote on any board resolution in which he or any of his associates or a substantial shareholder has a material interest nor shall he be counted in the quorum present at the same board meeting. The relevant transaction shall be dealt with by way of a board meeting and not by way of circulation of written meeting materials. If an independent non-executive director (and whose associates) has no material interests in the transaction, he should be present at such board meeting.

             In this Article, "substantial shareholder" and "associate" shall have the same meaning as defined in the listing rules. If any stock exchange where the shares of the Company are listed sets out more stringent rules in relation to the matters in relation to which any director should abstain from voting, the directors should comply with the more stringent rules.

Article 111. Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may by a written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorisation.

             A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

Article 112. In respect of any matter which needs to be determined by the board of directors at an extraordinary meeting of the board of directors and where the board of directors has already sent out written notice of matters to be decided at such meeting and the number of directors who have signified their consent thereto reaches the amount set out in Article 110, a valid resolution shall be deemed to be passed and there is no need to hold a board of directors' meeting.

Article 113. The board of directors shall keep minutes of resolutions passed at meetings of the board of directors. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or the Company's Articles of Association and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution are liable to compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director may be released from such liability.

Article 114. A director may resign from his position prior to the expiration of his term of service. The resigning director shall submit a written resignation report to the board of directors and the board of directors shall disclose the information in connection thereof within two (2) days.

             If the number of the members of the board of directors falls below the statutory minimum due to the resignation of a director, the incumbent directors shall perform their duties as director in accordance with laws, administrative regulations, department rules and the Company's Articles of Association until a substitute director is elected and takes his position.

             Except for the circumstance mentioned in the preceding paragraph, a director's resignation shall take effect upon the delivery of the resignation report with the board of directors.

                       CHAPTER 11: SECRETARY OF THE BOARD
                                  OF DIRECTORS

Article 115. The Company shall have one (1) secretary of the board of directors.
             The secretary shall be a senior officer of the Company.

Article 116. The secretary of the Company's board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are to as follows:

             (1) to organise board meetings and general meetings of the Company, and to ensure that the Company has complete organisation documents and records;

             (2) to ensure that minutes of the meetings of the board of directors shall be circulated to all directors for their signature and records within 14 days after the board meeting is held and be achieved and made available for inspection;

             (3) to ensure that the Company prepares and delivers, in accordance with laws, those reports and documents required by competent authorities entitled thereto;

             (4) to ensure that the Company's registers of shareholders are properly maintained, and that persons entitled to receive the Company's records and documents are furnished therewith without delay.

Article 117. A director or other senior officer of the Company may also act as the secretary of the board of directors. Any accountant from the accountancy firm which has been appointed by the Company to act as its auditors shall not act as the secretary of the board of directors.

             Where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in a dual capacity.

                              CHAPTER 12: PRESIDENT

Article 118. The Company shall have president, senior vice presidents, vice presidents and chief financial officer. The president proposed by the Chairman of the board of directors shall be appointed or dismissed by the board of directors. Senior vice presidents, vice presidents and chief financial officer proposed by the president shall be appointed or dismissed by the board of the directors. A member of the board of directors may act concurrently as the president, senior vice presidents, vice presidents, chief financial officer or other senior officers.

Article 119. The president shall be accountable to the board of directors and shall exercise the following functions and powers:

             (1) to be in charge of the Company's production, operation and management and to organise the implementation of the resolutions of the board of directors;

             (2) to organise the implementation of the Company's annual business plan and investment proposal;

             (3) to draft plans for the establishment of the Company's internal management structure;

             (4) to draft the Company's basic management system;

             (5) to formulate concrete rules and regulations for the Company;

             (6) to propose the appointment or dismissal by the board of directors of the Company's senior vice presidents, vice presidents, chief financial officer and other senior officers ;

             (7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

             (8) other powers conferred by the Company's Articles of Association and the board of directors.

Article 120. The president shall attend meetings of the board of directors. The president, who is not a director, does not have any voting rights at board meetings.

Article 121. The president, senior vice presidents, vice presidents and financial controller, when performing their functions and powers, shall act honestly and diligently and in accordance with laws, administrative regulations and the Company's Articles of Association.

                        CHAPTER 13: SUPERVISORY COMMITTEE

Article 122. The Company shall have a supervisory committee.

Article 123. The supervisory committee shall compose of nine (9) supervisors.
             One of the members of the supervisory committee shall act as the chairman. Each supervisor shall serve for a term of three (3) years, which is renewable upon re-election and re-appointment.

             The election or removal of the chairman of the supervisory committee shall be determined by two-thirds or more of the members of the supervisory committee.

             The chairman shall serve for a term of three (3) years, which is renewable upon re-election and re-appointment.

             If the number of members of the supervisory committee falls below the quorum due to a failure to timely elect a supervisor upon expiration of a supervisor's term of service or due to the resignation of a supervisor during his term of service, the incumbent supervisors shall continue to perform his duties as supervisor in accordance with laws, administrative regulations and the Company's Articles of Association until the newly elected substitute supervisor takes his position.

Article 124. The supervisory committee shall comprise supervisors who shall represent the shareholders and who shall be elected or removed by the shareholders in general meetings, and supervisors representing not less than one-third of the total number of supervisors who shall represent the employees of the Company and who shall be elected or removed democratically thereby.

Article 125. The directors, president, senior vice presidents, vice presidents, chief financial officer shall not act concurrently as supervisor.

Article 126. The supervisory committee shall convene at least one meeting every six (6) months. The supervisors may propose to convene an extraordinary meeting of the supervisory board.

             Meetings of the supervisory committee shall be convened by the chairman of the supervisory committee. If the chairman is unable or fails to perform his duties, a supervisor jointly selected by a majority of the supervisors shall convene and preside over the meetings.

Article 127. The supervisory committee shall be accountable to the shareholders'
             general meeting and shall exercise the following functions and powers in accordance with laws:

             (1) to review the Company's periodical reports prepared by the board of directors and issue written opinions;

             (2) to review the Company's financial position;

             (3) to supervise the execution of official duties by the directors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers; for any of them that acts in contravention of any laws, administrative regulations, the Company's Articles of Association or the resolutions of the shareholders' meetings, to propose to remove the person(s) concerned;

             (4) to demand any director, president, senior vice president, vice president, chief financial officer or any other senior officer who acts in a manner which is harmful to the Company's interest to rectify such behaviour;

             (5) to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders' general meetings and to retain, in the Company's name, publicly certified and practising accountants to assist in the re-examination of such information should any doubt arise in respect thereof;

             (6) to propose to convene a shareholders' extraordinary general meeting and to convene and preside over the shareholders' meeting when the board of directors fails to perform the duties of convening and presiding over the shareholders' meeting;

             (7) to give proposals to the shareholders' meeting;

             (8) to represent the Company in negotiations with directors or in bringing actions against a director, president, senior vice president, vice president, chief financial officer or senior officer according to Article 152 of the Company Law;

             (9) to conduct an investigation in the event of discovering any irregularities in the Company's operations;

             (10) other functions and powers specified in the Company's Articles of Association.

             Supervisors shall attend meetings of the board of directors.

Article 128. Meetings of the supervisory committee shall be held only if half or more supervisors are present. Resolutions of the supervisory committee shall be passed by the affirmative votes of more than two-thirds of all supervisors.

Article 129. All reasonable fees incurred in respect of the employment of professionals (such as, lawyers, certified public accountants or practising auditors) which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

Article 130. A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and the Company's Articles of Association.

           CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS,
        SUPERVISORS, PRESIDENT, SENIOR VICE PRESIDENTS, VICE PRESIDENTS,
              CHIEF FINANCIAL OFFICER AND OTHER SENIOR OFFICERS OF
                                   THE COMPANY

Article 131. A person may not serve as a director, supervisor, president, senior vice president, vice president, chief financial officer or any other senior officer of the Company if any of the following circumstances applies:

             (1) a person who does not have or who has limited capacity for civil conduct;

             (2) a person who has been sentenced for corruption, bribery, infringement of property, misappropriation of property or other crimes which destroy the social economic order, where less than five (5) years have lapsed since the sentence was served, or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

             (3) a person who is a former director or factory manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

             (4) a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who is personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business licence;

             (5) a person who has a relatively large amount of debts which have become overdue;

             (6) a person who is currently under investigation by judicial organs for violation of criminal law;

             (7) a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;

             (8) a person other than a natural person;

             (9) a person who has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where less than five (5) years have lapsed from the date of such conviction;

             (10) a person who has been prohibited by the China Securities Regulatory Commission of access to the securities market and such penalty has not expired.

Article 132. The validity of an act carried out by a director, president, senior vice president, vice president, chief financial officer or other senior officer of the Company on its behalf shall, as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.

Article 133. In addition to the obligations imposed by laws, administrative regulations or
             the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers owes the following duties to each shareholder when exercising the functions and powers of the Company entrusted to him:

             (1) not to cause the Company to exceed the scope of business stipulated in its business licence;

             (2) to act honestly and in the best interests of the Company;

             (3) not to expropriate the Company's property in any way, including (without limitation) usurpation of opportunities which benefit the Company;

             (4) not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights except for the restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company's Articles of Association.

Article 134. Each of the Company's directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 135. Each of the Company's directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers shall exercise his powers or perform his duties in accordance with the fiduciary principle; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:

             (1) to act honestly in the best interests of the Company;

             (2) to act within the scope of his powers and not to exceed such powers;

             (3) to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to delegate the exercise of his discretion;

             (4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

             (5) unless otherwise provided for in the Company's Articles of Association or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract, transaction or arrangement with the Company;

             (6) not to use the Company's property for his own benefit, without the informed consent of the shareholders given in a general meeting;

             (7) not to exploit his position to accept bribes or other illegal income or expropriate the Company's property in any way, including (without limitation) opportunities which benefit the Company;

             (8) not to accept commissions in connection with the Company's transactions, without the informed consent of the shareholders given in a general meeting;

             (9) to comply with the Company's Articles of Association, to perform his official duties faithfully, to protect the Company's interests and not to exploit his position and power in the Company to advance his own interests;

             (10) not to compete with the Company in any way, save with the informed consent of the shareholders given in a general meeting;

             (11) not to misappropriate the Company's funds or lend such funds to any other person, not to use the Company's assets to set up deposit accounts in his own name or in the any other name or use such assets to guarantee the debts of a shareholder of the Company or any other personal liabilities;

             (12) not to release any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information other than for the Company's benefit, save that disclosure of such information to the court or other governmental authorities is permitted if:

                  (i)  disclosure is made under compulsion of law;

                  (ii) public interests so warrant;

                  (iii) the interests of the relevant director, supervisor,
                       president, senior vice president, vice president, chief financial officer or other senior officer so require;

             (13) to strictly comply with the relevant laws and regulations and the relevant rules of the stock exchanges on which the shares of the Company are listed in respect of dealing with the securities of the Company.

Article 136. Each director, supervisor, president, senior vice president, vice president, chief financial officer and other senior officer of the Company shall not direct the following persons or institutions ("associates") to act in a manner which he is prohibited from so acting:

             (1) the spouse or minor child of the director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer;

             (2) the trustee of the director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer or of any person described in sub-paragraph (1) above;

             (3) the partner of the director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

             (4) a company in which the director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer, whether alone or jointly with the persons referred to in sub-paragraphs (l), (2) and (3) of this Article or other directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers, has de facto controlling interest;

             (5) the directors, supervisors, president, senior vice presidents, vice presidents and other senior officers of a company which is being controlled in the manner set out in sub-paragraph (4) above.

Article 137. The fiduciary duties of the directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidentiality in respect of trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as the principle of fairness may require depending on the amount of time which has lapsed between the termination and the act concerned and the circumstances and the terms under which the relationship between the relevant director, supervisor, president, senior vice president, vice president and the senior officer on one hand and the Company on the other hand was terminated.

Article 138. Subject to Article 54, a director, supervisor, president, senior vice president, vice president, chief financial officer and other senior officer of the Company may be relieved from liabilities for specific breaches of his duty with the informed consent of the shareholders given at a general meeting.

Article 139. Where a director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction, arrangement or proposed contract, transaction or arrangement with the Company (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

             Unless the interested director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer discloses his interests in accordance with the preceding sub-paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, president, senior vice president, vice president or other senior officer is not counted as part of the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, president, vice president or other senior officer is materially interested is voidable at the discretion of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested director, supervisor, president, vice president, chief financial officer or other senior officer.

             For the purposes of this Article, a director, supervisor, president, senior vice president, vice president chief financial officer or other senior officer of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

Article 140. Where a director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.

Article 141. The Company shall not pay taxes for a director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer in any manner.

Article 142. The Company shall not directly or indirectly make a loan to or provide any security for a director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer of the Company or of the Company's holding company or any of their respective associates.

             The foregoing prohibition shall not apply to the following circumstances:

             (1) the provision by the Company of a loan to or a security for its subsidiary:

             (2) the provision by the Company of a loan or a security or any other funds available to any of its directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

             (3) if the ordinary business scope of the Company includes lending of money and providing security, the Company may make a loan to or provide a security to any of the relevant directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers or their respective associates on normal commercial terms.

Article 143. Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.

Article 144. A security for the repayment of a loan which has been provided by the Company acting in breach of Article 142(1) shall not be enforceable against the Company, save in respect of the following circumstances:

             (1) the security was provided in connection with a loan which was made to an associate of any of the directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company or of the Company's holding company and the lender of such funds did not know of the relevant circumstances when providing the loan; or

             (2) the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 145. For the purposes of the foregoing provisions of this Chapter, a
             "security" includes an undertaking or property provided to secure the obligor's performance of his obligations.

Article 146. In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, president, senior vice president, vice president, chief financial officer and other senior officer of the Company breaches the duties which he owes to the Company, the Company has a right:

             (1) to demand such director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer to compensate it for losses sustained by the Company as a result of such breach;

             (2) to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer, or between the Company and a third party (where such third party knows or should have known that such director, supervisor, president, senior vice president, vice president or other senior officer representing the Company has breached his duties owed to the Company);

             (3) to demand such director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer to account for profits made as result of the breach of his duties;

             (4) to recover any monies which should have been received by the Company and which were received by such director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer instead, including (without limitation) commissions; and

             (5) to demand repayment of interest earned or which may have been earned by such director, supervisor, president, senior vice president, vice president, chief financial officer or other senior officer on monies that should have been paid to the Company.

Article 147. The Company may purchase liability insurance for directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers.

Article 148. The Company shall, with the prior approval of shareholders in a general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:

             (1) emoluments in respect of his service as director, supervisor or senior officer of the Company;

             (2) emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

             (3) emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

             (4) payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

             No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the contract mentioned above.

Article 149. The contract concerning the emoluments between the Company and its directors and supervisors should provide that in the event that the Company is acquired, the Company's directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:

             (1) an offer made by any person to all the shareholders;

             (2) an offer made by any person with a view to making the offeror become a "controlling shareholder" within the meaning of Article 55.

             If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

                      CHAPTER 15: FINANCIAL AND ACCOUNTING
                         SYSTEMS AND PROFIT DISTRIBUTION

Article 150. The Company shall establish its financial and accounting systems in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

Article 151. At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in a manner prescribed by law.

Article 152. The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and regulatory documents promulgated by competent local governments and the governmental authorities in charge require the Company to prepare.

Article 153. The Company's financial reports shall be made available for shareholders' inspection at the Company twenty (20) days before the date of every shareholders' annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

             The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares the aforesaid reports together with the report of the board of directors not later than twenty-one (21) days before the date of every annual general meeting according to Article 198.

Article 154. The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company's shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.

Article 155. Any interim results or financial information published or disclosed by the Company must be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the place overseas where the Company's shares are listed.

Article 156. The Company shall publish its financial reports four (4) times every fiscal year. The Company shall submit an annual financial and accounting report to the securities regulatory authority under the State Council and stock exchange within four (4) months after the end of each fiscal year, submit an interim financial and accounting report to the securities regulatory authority under the State Council and the stock exchange within two (2) months after the end of the first six (6) months of each fiscal year and submit a quarterly financial and accounting report to the securities regulatory authority under the State Council and stock exchange within one (1) month after the end of the first three (3) and the first nine (9) months of each fiscal year respectively.

Article 157. The Company shall not keep any other accounts other than those required by law.


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

Article 158. When the Company distributes its after-tax profits for a given year, they shall allocate ten per cent (10%) of profits to its statutory common reserve. The Company shall no longer be required to make allocations to its statutory common reserve once the aggregate amount of such reserve exceeds fifty per cent (50%) of its registered capital.

             If the Company's statutory common reserve is insufficient to make up its losses of the previous years, such losses shall be made up from the profit for the current year the Company makes allocations to the statutory common reserve pursuant to the preceding paragraph.

             The Company may, if so resolved by the shareholders' meeting, make allocations to the discretionary common reserve from after-tax profits after making allocations to the statutory common reserve from the after-tax profits.

             The Company's after-tax profits remaining after it has made up its losses and made allocations to its common reserve shall be distributed in proportion to the shareholdings of its shareholders.

             If the shareholders' meeting violates the preceding paragraph by distributing profits to shareholders before the Company has made up its losses and made allocations to the statutory common reserve, the profits distributed in violation of regulations must be returned to the Company by the shareholders.

             The shares held by the Company shall not be entitled to profit distribution.

Article 159. Capital common reserve fund includes the following items:

             (1) premium on shares issued at a premium price;

             (2) any other income designated for the capital common reserve fund prescribed by the finance regulatory department of the State Council.

             The capital common reserve may not be used to make up the losses of the Company.

Article 160. The common reserve fund of the Company shall be applied for the following purposes:

             (1) to make up losses;

             (2) to expand the Company's production and operation;

             (3) to be converted into capital. The Company may convert its common reserve fund into capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholding percentages, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25 % of the registered capital.

Article 161. Dividend shall be paid twice a year. The annual dividends of the
             Company shall be decided by the shareholders by way of an ordinary resolution. The shareholders may by way of an ordinary resolution authorize the board of directors to decide the interim dividends.

Article 162. The Company may distribute dividends in the form of:

             (1) cash;

             (2) shares;

             (3) other forms permitted by law or regulation.

             If the shareholders' general meeting passes motions in connection with dividend distribution, allotment of bonus shares, or conversion of capital common reserve into equity shares, the Company shall implement detailed plans thereof within two (2) months after the conclusion of such shareholders' general meeting. If any shareholder has not claimed his dividends six years after such dividends has been declared, such shareholder is deemed to forfeit his right to claim such dividends. The Company shall not exercise its power to forfeit the unclaimed dividends until after the expiry of the applicable limitation period.

Article 163. The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place on which such shares are listed as determined by the board of directors).

Article 164. The Company shall pay dividends and other amounts to holders of
             Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the People's Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 165. The Company shall appoint receiving agents for holders of the
             Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends which have been declared by the Company and all other amounts which the Company should pay to holders of Overseas-Listed Foreign-Invested Shares on such shareholders' behalf.

             The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place where the Company's shares are listed or the relevant regulations of the stock exchange.

             The receiving agent appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

                       CHAPTER 16: APPOINTMENT OF AUDITORS

Article 166. The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit the Company's annual report and review the Company's other financial reports.

             The first auditor of the Company may be appointed before the first annual general meeting of the Company at the inaugural meeting. Auditor so appointed shall hold office until the conclusion of the first annual general meeting.

             If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 167. The auditors appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general meeting of shareholders.

Article 168. The auditors appointed by the Company shall enjoy the following rights:

             (1) a right to review to the books, records and vouchers of the Company at any time, the right to require the directors, president, senior vice presidents, vice presidents, chief financial officer and other senior officers of the Company to supply relevant information and make explanations;

             (2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;

             (3) a right to attend shareholders' general meetings and to receive all notices of, and other communications relating to, any shareholders' general meeting which any shareholder is entitled to receive, and to speak at any shareholders' general meeting in relation to matters concerning its role as the Company's accountancy firm.

Article 169. If there is a vacancy in the position of auditor of the Company, the board of directors may appoint an accountancy firm to fill such vacancy before the convening of the shareholders' general meeting. Any other accountancy firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.

Article 170. The shareholders in a general meeting may by ordinary resolution remove
             the Company's auditors before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the Company's auditors. However, the accountancy firm's right to claim for damages which arise from its removal shall not be affected thereby.

Article 171. The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm appointed by the board of directors shall be determined by the board of directors.

Article 172. The Company's appointment, removal or non-reappointment of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Council.

             Where a resolution at a general meeting of shareholders is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the board of directors to fill a casual vacancy or to remove an auditor before the expiration of his term of office, the following provisions shall apply:

             (1) A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

             (2) If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

                  (a) in any notice regarding the adoption of resolutions given to shareholders, state the fact of the representations having been made; and

                  (b) attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company's Articles of Association.

             (3) If the Company fails to send out the auditor's representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the meeting.

             (4) An auditor which is leaving its post shall be entitled to attend the following shareholders' general meetings:

                  (a) the general meeting at which its term of office would
             otherwise have expired;

                  (b) the general meeting at which it is proposed to fill the vacancy caused by its removal; and

                  (c) the general meeting which convened as a result of its
             resignation,

             and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends the matters that concern it as former auditor of the Company.

Article 173. Prior notice should be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders' general meeting. Where the accountancy firm resigns from its position as the Company's auditor, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.

             An accountancy firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

             (1) a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

             (2) a statement of any such circumstances.

             Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders' inspection. The Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

             Where the auditor's notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

                              CHAPTER 17: INSURANCE

Article 174. The various types of insurance of the Company's insurance shall be decided at a meeting of the board of directors in accordance with the relevant insurance law in China.


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

                        CHAPTER 18: LABOUR AND PERSONNEL
                               MANAGEMENT SYSTEMS

Article 175. The Company may at its discretion employ and dismiss employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

Article 176. The Company may formulate its labour and payroll systems and payment methods in accordance with the relevant laws and regulations of the State, the Company's Articles of Association and the economical benefits of the Company.

Article 177. The Company shall endeavour to improve its employee benefits and to continually improve the working environment and living standards of its employees.

Article 178. The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labour insurance system, in accordance with the relevant laws and regulations of the State.

                            CHAPTER 19: TRADE UNIONS

Article 179. The Company's employees may form trade unions, carry on trade union activities and protect their legal rights. The Company shall provide the necessary conditions for such activities.

                     CHAPTER 20: MERGER AND DIVISION OF THE
                                     COMPANY

Article 180. In the event of the merger or division of the Company, a plan shall be presented by the Company's board of directors and shall be approved in accordance with the procedures stipulated in the Company's Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan to acquire his shareholding at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.

             Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares. The recipient's address should be based on the information contained in the register of shareholders.

Article 181. The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

             In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The

             Company shall notify its creditors within ten (10) days commencing from the date of the Company's merger resolution and shall publish a public notice in a newspaper within thirty (30) days commencing from the date of the Company's merger resolution. Creditors may, within a period of thirty (30) days commencing from the date of receipt of the written notification, or within a period of forty-five (45) days commencing from the date of the announcement for those who do not receive written notification, claim full repayment or require the provision of a corresponding security from the Company.

             At the time of merger, rights and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 182. Where there is a division of the Company, its assets shall be divided up accordingly.

             In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days commencing from the date of the Company's division resolution and shall publish a public notice in a newspaper within thirty (30) days commencing from the date of the Company's division resolution.

             The liability for the debts before the Company is divided shall be borne by the companies surviving the division, unless the Company and its creditors have entered into a written agreement on payment of debts prior to the division and the agreement stipules otherwise.

Article 183. The Company shall, in accordance with law, apply for change in its registration with the companies registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.

                     CHAPTER 21: DISSOLUTION AND LIQUIDATION

Article 184. The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

             (1) a resolution for dissolution is passed by shareholders at a general meeting;

             (2) dissolution is necessary due to a merger or division of the Company;

             (3) its business licence has been revoked, or it is ordered to close down or is dissolved according to law; or

             (4) where there are serious difficulties in the operation and management of the Company and the continual existence would cause major losses to the interests of the shareholders, and the matter cannot be resolved through other means, shareholders representing 10% or more of the voting rights of the Company may petition to the court for dissolution of the Company.

Article 185. A liquidation committee shall be set up so as to commence the liquidation procedures within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1), (3) and (4) of the preceding Article. The liquidation committee shall be composed of directors or of the persons determined by the shareholders' general meeting. If the Company fails to establish liquidation committee to carry out the liquidation within the time limit, its creditors may make an application to the court for its designation of relevant persons to form a liquidation committee to carry out the liquidation.

Article 186. Where the board of directors proposes to liquidate the Company for any reason other than the Company's declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders' general meeting stating that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

             Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

             The liquidation committee shall act in accordance with the instructions of the shareholders' general meeting to make a report at least once every year to the shareholders' general meeting on the committee's income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders' general meeting on completion of the liquidation.

Article 187. The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty
             (60) days of its establishment, publish a public announcement in a newspaper.

             A creditor shall, within thirty (30) days of receipt of the notice, or for creditors who have not personally received such notice, within forty-five (45) days of the date of the public announcement, report its rights to the liquidation committee. When reporting his rights, the creditor shall provide an explanation of matters which are relevant thereto and shall provide evidential material in respect thereof. The liquidation committee shall register the creditor's rights.

Article 188. During the liquidation period, the liquidation committee shall exercise the following functions and powers:

             (1) to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

             (2) to notify the creditors or to publish public announcements;

             (3) to dispose of and liquidate any unfinished businesses of the Company;

             (4) to pay all outstanding taxes as well as taxes arising in the course of liquidation;

             (5) to settle claims and debts;

             (6) to deal with the surplus assets remaining after the Company's debts have been repaid;

             (7) to represent the Company in any civil proceedings.

Article 189. After it has sorted out the Company's assets and has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders' general meeting or to the relevant governmental authority for confirmation.

             The company's assets shall be distributed in accordance with the sequence stipulated by law and regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

             Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

             During the liquidation period, the Company shall not commence any new business activities.

Article 190. For a liquidation arising from the Company's dissolution, if after liquidating the Company's assets and preparing a balance sheet and an inventory of assets, the liquidation committee discovers that the Company's assets are insufficient to repay the Company's debts in full, the liquidation committee shall immediately apply to the court for a declaration of insolvency.

             After the Company is declared insolvent by a ruling of the court, the liquidation committee shall transfer all matters arising from the liquidation to the court.

Article 191. Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders' general meeting or the relevant governmental authority for confirmation.

             The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority, apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

Article 192. Members of a liquidation committee shall be faithful in the discharge of their duties and perform the liquidation obligations according to law. Members of a liquidation committee may not abuse their authority to accept bribes or other illegal income and may not seize the Company's property.

             If members of a liquidation committee wilfully or through gross negligence cause loss to the Company or its creditors, they shall be liable for compensation.

                      CHAPTER 22: PROCEDURES FOR AMENDMENT
                    OF THE COMPANY'S ARTICLES OF ASSOCIATION

Article 193. The Company may amend its Articles of Association in accordance with the requirements of laws, administrative regulations and the Company's Articles of Association.

Article 194. The Company's Articles of Association shall be amended in the following manner:

             (1) The board of directors shall propose amendments to the Company's Article of Association;

             (2) The foregoing proposal shall be furnished to the shareholders in writing and a shareholders' meeting shall be convened;

             (3) The amendments shall be approved by votes representing more than two-thirds of the voting rights represented by the shareholders present at the meeting.

Article 195. Amendment of the Company's Articles of Association which involves the content of the Mandatory Provisions of Overseas-Listed Companies' Articles of Association (signed by the Securities Committee of the State Council and the Economic Reform Committee of the State on 27 August 1994) ("Mandatory Provisions") shall become effective upon receipt of approvals from the securities authority of the State Council and the companies approving department authorised by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.

                         CHAPTER 23: DISPUTE RESOLUTION

Article 196. The Company shall abide by the following principles for dispute resolution:

             (1) Whenever any disputes or claims arise between: holders of the

             Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company's directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer or other senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from the Company's Articles of Association, the Company Law or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

                  Where a dispute or claim of rights referred to in the
             preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company's shareholders, directors, supervisors, president, senior vice presidents, vice presidents, chief financial officer or other senior officers of the Company, comply with the arbitration.

                  Disputes in respect of the definition of shareholders and
             disputes in relation to the register of shareholders need not be resolved by arbitration.

             (2) A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its arbitration rules or the Hong Kong International Arbitration Centre in accordance with its securities arbitration rules. Once a claimant refers a dispute or claim to arbitration, the other party must proceed with the arbitral body elected by the claimant.

                  If a claimant elects for arbitration to be carried out at Hong
             Kong International Arbitration Centre, any party to the dispute or claim may apply for the proceedings to take place in Shenzhen in accordance with the securities arbitration rules of the Hong Kong International Arbitration Centre.

             (3) If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

             (4) The award of the arbitral body shall be final and conclusive and binding on all parties.

                               CHAPTER 24: NOTICE

Article 197. Unless otherwise provided, the Company shall, where it is making a public announcement in the prescribed or approved manner, issue or deliver any notice or announcement in at least one (1) media which has been designated by the securities authority of the State Council, and, where possible, to publish such notice or announcement on the same day in the forms required, from time to time, by overseas regulatory authorities where the Company's shares are listed.

Article 198. Unless otherwise provided in the Company's Articles of Association, corporate communication (as defined in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited) e.g. notices, information or written statements issued by the Company to holders of Overseas-Listed Foreign-Invested Shares, if delivered by hard copy, shall be delivered in person to the registered address of each of such shareholders, or sent by mail to each of such shareholders.

             Any corporate communication may be served by the Company to any holders of Overseas-Listed Foreign-Invested Shares by electronic means, including publishing any ready-to-publish electronic copy of documents that can be submitted through HKEx-EPS to the Hong Kong Stock Exchange for publication on its website, and, as well as submission of the Company's annual report (including audited financial statements) or other information in electronic forms to U.S. Securities and Exchange Commission (the "SEC"). The Company shall simultaneously publish the same information on its website.

             Holders of the Company's Overseas-Listed Foreign-Invested Shares may choose in writing to receive the corporate communication that the Company must send to shareholders either by post or using electronic means, and also choose to receive the English language version only or the Chinese language version only or both the English and Chinese language versions. They shall have the right at any time by reasonable prior written notice served on the Company to change their choices as to the manner of receiving the same and the language in accordance with applicable procedures.

             Notices to be issued to holders of Domestic-Invested Shares shall have to be released in any one or more media appointed by the securities authority of the State Council. All holders of Domestic-Invested Shares shall be deemed to have received such notices once they are published.

Article 199. All notices which are to be sent by mail shall be clearly addressed, postage pre-paid, and shall be put in envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders five (5) days after the date of despatch.

Article 200. Any notice, document, information or written statement from the shareholders or directors to the Company shall be delivered personally or sent by registered mail to the legal address of the Company.

Article 201. Shareholders or directors of the Company who want to prove that certain notices, documents, information or written statements have been sent to the Company shall provide evidential materials showing that such notices, documents, information or written statements have been sent to the Company by normal methods within a designated time period, and that the mailing address is correct and the postage is fully paid.


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

                            CHAPTER 25: SUPPLEMENTARY

Article 202. In the Company's Articles of Association, references to
             "accountancy firm" shall have the same meaning as "auditor".

             In the Company's Articles of Association, references to "listing rules", if not stated otherwise, shall mean the Rules of Shanghai Stock Exchange for the Listing of Shares and the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited collectively.

Article 203. The Company's Articles of Association are written in Chinese and
             English. Both text shall be equally valid. If there is any discrepancy between the two versions, the Chinese version shall prevail.

Article 204. The right to interpret the Company's Articles of Association shall vest with the board of director of the Company.


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